Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ShotSpotter, Inc. of our report dated March 29, 2017, relating to the consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

June 12, 2017